UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 17, 2013
Date of report (Date of earliest event reported)

Supertel Hospitality, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Virginia
(State or Other Jurisdiction of Incorporation)

1-34087	52-1889548
(Commission File Number)	(IRS Employer Identification No.)

1800 West Pasewalk Avenue, Suite 200
Norfolk, NE	68701
(Address of Principal Executive Offices)	(Zip Code)

(402) 371-2520
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On January 17, 2013, Supertel Hospitality, Inc. (the “Company”) entered into a Sixth Amendment to Amended and Restated Loan Agreement dated effective as of December 31, 2012 (the “Amendment”) with Great Western Bank (the “Lender”) to amend various terms of the Amended and Restated Loan Agreement dated December 3, 2008 by and between the Company and the Lender (as amended, the “Agreement”).

The Amendment, among other things:

•	increases the availability of the revolving credit facility under the Agreement from $11.5 million to $12.5 million, subject to borrowing base limitations;

•	provides for the re-amortization of the principal and interest payments on the term loans under the Agreement upon any prepayment of such loans; and

•
modifies the manner in which the loan-specific and consolidated debt service coverage ratios required to be maintained under the Agreement are calculated, including making the debt service component of the covenants forward-looking to accommodate hotel dispositions and related debt paydowns.

The Amended and Restated Loan Agreement dated December 3, 2008 was previously filed with, and is described in, the Company’s Current Report on Form 8-K dated December 3, 2008.  The first, second and third amendments thereto are described in the Company’s Annual Reports on Form 10-K for the years ended December 31, 2008, December 31, 2009 and December 31, 2010, respectively, and were filed with the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2009, March 31, 2010 and March 31, 2011, respectively.  The fourth and fifth amendments thereto were previously filed with, and are described in, the Company’s Current Reports on Form 8-K dated December 9, 2011 and February 21, 2012, respectively.  This description of the Amendment is qualified in its entirety by reference to the Amendment attached to this report as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits.

10.1	Sixth Amendment to Amended and Restated Loan Agreement dated effective as of December 31, 2012 by and between Supertel Hospitality, Inc. and Great Western Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Supertel Hospitality, Inc.

Date: January 22, 2013	By:	/s/ Corrine L. Scarpello
Name: Corrine L. Scarpello
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description	Page. No.
10.1	Sixth Amendment to Amended and Restated Loan Agreement dated effective as of December 31, 2012 by and between Supertel Hospitality, Inc. and Great Western Bank.